FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 23.1 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

     We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated March 2, 1994 on our examination of the consolidated financial statements of First Commonwealth Financial Corporation and subsidiaries.

                                                  By S/JARRETT STOKES & CO.
                                                       Jarrett Stokes & Co.

Indiana, Pennsylvania
March 18, 1994